                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Matrix Service Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                            RR Donnelley Financial
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            MATRIX SERVICE COMPANY
                             10701 East Ute Street
                             Tulsa, Oklahoma 74116

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

          Notice is hereby given that the Annual Meeting of the Stockholders of Matrix Service Company, a Delaware corporation (the "Company"), will be held at Bank One, First National Tower, 15 East Fifth St., 41st Floor, Tulsa, Oklahoma, on the 27th day of October, 1999, at 10:00 a.m., Central Standard time, for the following purposes:

          1. To elect five directors to serve until the annual stockholders' meeting in 2000 or until their successors have been elected and qualified;

          2. To consider and vote upon a proposal to amend the Company's 1990 and 1991 Stock Option Plans;

          3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2000; and

          4. To act upon such other business as may properly come before the meeting or any adjournments thereof.

          The Board of Directors has fixed the close of business on September 14, 1999, as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. Only stockholders of record at the close of business on September 14, 1999 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                        By Order of the Board of Directors



                                        Michael J. Hall
                                        Secretary

September 17, 1999
Tulsa, Oklahoma


================================================================================
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU PLAN TO ATTEND. THEREFORE PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ARE PRESENT AT THE MEETING AND WISH TO DO SO YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.
================================================================================

                            MATRIX SERVICE COMPANY
                             10701 East Ute Street
                             Tulsa, Oklahoma 74116

                                PROXY STATEMENT

        The accompanying proxy is solicited by the Board of Directors of Matrix Service Company (the "Company") for use at the Annual Meeting of Stockholders to be held on October 27, 1999, and at any adjournments thereof. The Annual Meeting will be held at 10:00 a.m., Central Standard time, at Bank One, First National Tower, 15 East Fifth St., 41st Floor, Tulsa, Oklahoma. If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this proxy statement. In addition, the proxy confers authority in the persons named in the proxy to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any other such matters. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice or by execution of a subsequent proxy sent to Michael J. Hall, Secretary, Matrix Service Company, 10701 East Ute Street, Tulsa, Oklahoma 74116. The proxy also may be revoked if the stockholder is present at the meeting and elects to vote in person.

        The approximate date on which this Proxy Statement and the accompanying proxy will first be sent to stockholders is September 24, 1999.


                               VOTING SECURITIES

        At the close of business on September 14, 1999, the record date for the determination of stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof, 8,950,438 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), were outstanding. Each of the outstanding shares of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of September 14, 1999, certain information with respect to the shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially five percent or more of its outstanding shares of Common Stock, (ii) each director and director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table herein and (iv) all directors, director nominees and executive officers of the Company as a group. Except as described below, each of the persons listed below has sole voting and investment power with respect to the shares listed.

Identity of Beneficial Owner                         Number of Shares       Percent of Class
---------------------------                          ----------------       ----------------
David L. Babson & Co. /(1)/                              1,107,600                12.37
One Memorial Drive
Cambridge, MA 02142-1300

Century Management /(2)/                                   637,350                 7.12
1301 Capitol of Texas Highway, Suite B228
Austin, TX 78746

Heartland Advisors, Inc. /(3)/                             600,000                 6.70
790 North Milwaukee Street
Milwaukee, WI 53202

Franklin Resources, Inc. /(4)/                             589,600                 6.59
777 Mariners Island Boulevard
San Mateo, CA 94404

Dimensional Fund Advisors, Inc. /(5)/                      570,800                 6.38
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Hugh E. Bradley /(6)/                                       32,500                   *

Michael J. Hall /(6)/                                       28,334                   *

Robert A. Peterson /(6)/                                    15,000                   *

Bradley S. Vetal /(6)/                                      48,104                   *

John S. Zink /(6)/                                          62,500                   *

David L. Buset /(6)/                                         1,600                   *

Vance R. Davis /(6)/                                        10,400                   *

Bradley J. Rinehart /(6)/                                   14,750                   *

Martin L. Rinehart /(6)//(7)/                              248,852                 2.78

Glen W. Rogers /(6)//(7)/                                   22,474                   *

All directors and executive officers  as a group           501,757                 5.61
(13 persons) /(6)/

* Indicates ownership of less than one percent of the outstanding shares of common stock.

(1)  According to Schedule 13G/A dated January 26, 1999.

(2)  According to Schedule 13G dated January 29, 1999.
     Includes shares held in managed portfolio accounts as to which beneficial ownership is disclaimed.

(3)  According to Schedule 13G dated February 2, 1999.

(4)  According to Schedule 13G dated February 1, 1999.

(5)  According to Schedule 13G dated February 11, 1999.
     Includes shares held in managed portfolio accounts as to which beneficial ownership is disclaimed.

(6) Includes the following shares of common stock that are issuable upon the exercise of stock options that are exercisable within 60 days after September 14, 1999: Mr. Bradley - 32,500 shares; Mr. Hall -23,334 shares; Mr. Peterson - 5,000 shares; Mr. Vetal - 27,001 shares; Mr. Zink - 32,500 shares; Mr. Buset - 1,600 shares; Mr. Davis - 10,400 shares; Mr. Bradley Rinehart - 14,750 shares; Mr. Martin Rinehart - 79,286 shares; Mr. Rogers - 17,429 shares; 13 Directors and Executive Officers as a group -260,943 shares.

(7) Mr. Martin Rinehart is deemed to beneficially own 169,566 shares as a trustee of the Martin L. Rinehart 1991 Revocable Trust which owns 10,566 shares and the Bonnie J. Rinehart 1991 Revocable Trust which owns 159,000 shares. Mr. Rogers is deemed to beneficially own 360 shares held by his spouse.

                   PROPOSAL NUMBER 1: Election of Directors

        The Board of Directors has nominated and urges you to vote "For" the election of the five nominees identified below who have been nominated to serve as directors until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. All of the nominees are members of the Company's present Board of Directors. William P. Wood resigned from the Board of Directors effective April 29, 1999. Mr. Wood will not be replaced at this time. Proxies solicited hereby will be voted "For" all five nominees unless stockholders specify otherwise in their proxies. The affirmative vote of the holders of a plurality of the Common Stock present in person or by proxy at the meeting is required for election of the nominees.

        If, at the time of the 1999 Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Nominees

        The nominees for director, and certain additional information with respect to each of them, are as follows:

        Hugh E. Bradley, age 70, was elected as a Director of the Company effective on April 20, 1993. Mr. Bradley retired in October 1993. Previously he had served as the Division Manager for Texaco Trading & Transportation, Inc., Mid-Continent Region from 1988 to 1993. Mr. Bradley is a graduate Petroleum Engineer from the Colorado School of Mines.

        Michael J. Hall, age 55, has served as Vice President Finance, Chief Financial Officer of the Company since November 1998. Prior to working for Matrix, Mr. Hall was Vice President and Chief Financial Officer for Pexco Holdings, Inc. from 1994 to 1997 and Vice President Finance and Chief Financial Officer for Worldwide Sports & Recreation, Inc., an affiliated company, from 1996 to 1997. From 1984 to 1994, Mr. Hall worked for T.D. Williamson, Inc., as Senior Vice President, Chief Financial and Administrative Officer, and Director of Operations, Europe, Africa and Middle East Region. Mr. Hall graduated Summa Cum Laude from Boston College with a degree in Accounting and earned his MBA with honors from Stanford Graduate School of Business.

        Robert A. Peterson, age 47, has served as Director of the Company since October 1998. Mr. Peterson has served as President of Melton Truck Lines, Inc. since July 1991 when he acquired the company. Prior to that, he served as President of GlasTran, Inc., a company he founded in July 1989. Mr. Peterson holds a Bachelor of Arts Degree in Economics and a Masters of Business Administration from the University of Southern California. He is a Certified Public Accountant. Mr. Peterson is on the Board of Directors of the Metropolitan Tulsa Chamber of Commerce, an active supporter of the Boy Scouts of America, the United Way, and various other professional organizations.

        Bradley S. Vetal, age 43, has served as President, Chief Executive Officer and Director of the Company since March 1999. Mr. Vetal has been with the Company since January 1987 and has served as President of Matrix Service, Inc. since June 1, 1992. From June 1996 to March 1999 Mr. Vetal was Vice President-Tank Division of Matrix Service Company and responsible for all AST operations. From June 1991 through May 1992, Mr. Vetal served as Vice President of Eastern Operations of Matrix Service Mid-Continent, Inc. Mr. Vetal graduated Cum Laude from the University of Michigan with a degree in Mechanical Engineering.

        John S. Zink, age 70, was elected as a director of the Company effective on April 20, 1993. He is Founder and past President of Zeeco, Inc., Chairman of the John Zink Foundation and past President and Chairman of the John Zink Company. Mr. Zink graduated from Oklahoma State University with a degree in Mechanical Engineering. Mr. Zink belongs to the Mechanical Engineering Scholastic Fraternity, Pi Tau Sigma, and has been inducted into the O.S.U. Engineering Hall of Fame. He is a registered Professional Engineer. Mr. Zink is also a director of Unit Corporation, a drilling and energy company.

        The Board recommends that the stockholders vote "For" the election of each of the above named nominees.

The Board of Directors and its Committees

        The Company's Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than 15 persons. The Board has fixed its size at five members. Directors hold office until the next annual meeting of the stockholders of the Company or until their successors have been elected and qualified. Vacancies may be filled by recommendations from the Corporate Governance Committee and a majority vote by the remaining directors. The Company's Board of Directors met 11 times during fiscal year 1999. During fiscal year 1999, each member of the Board of Directors attended 100% of the meetings of the Board of Directors and the committees of which he was a member with the exception of Mr. Zink who attended 87.5% of the meetings of the Board of Directors and the committees of which he was a member.

        The Board has three standing committees:

                                                                    Corporate
                                 Audit           Compensation      Governance
                               ---------       ----------------   ------------

        Members:               Bradley         Bradley            Bradley
                               Hall            Peterson           Vetal
                               Peterson        Zink               Zink

        The Audit Committee's functions include making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and nonaudit fees and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee held 4 meetings during fiscal 1999.

        The Compensation Committee's functions include reviewing executive salary and bonus structure and approving salary and bonus awards to key executives, and administering the Company's stock option plans and making grants thereunder. The Compensation Committee held 5 meetings during fiscal 1999 and took certain actions by unanimous written consent in lieu of meetings.

        The Corporate Governance Committee was established to make nominations and recommendations to the Board of Directors for individuals to be presented to the stockholders for election to the Board of Directors. The Corporate Governance Committee held 2 meeting during fiscal 1999. Holders of Common Stock wishing to recommend a person for consideration as nominee for election to the Board can do so in accordance with the Company's Bylaws by giving timely written notice to the Secretary of the Company at 10701 East Ute Street, Tulsa, Oklahoma 74116, giving each such nominee's name, address, appropriate biographical information, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or person), and any other information that would be required in a proxy statement. Any such recommendation should be accompanied by a written statement from the person recommended, giving his or her consent to be named as a nominee and, if nominated and elected, to serve as a director. A notice must be delivered to the Secretary not later than 80 days prior to the date of any annual or special meeting; provided, however, that in the event that the date of such annual or special meeting was not publicly announced by the Company more than 90 days prior to the meeting, notice by the stockholder must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is communicated to the stockholders. Such notice to the Secretary must set forth the name and address of the stockholder who intends to make the nomination and a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

Director Compensation

        Directors of the Company are reimbursed for out-of-pocket expenses incurred in attending the Board of Directors and committee meetings. In addition, each of the Directors who are not employees of the Company receive $7,000 plus $1,000 for each meeting they attend in person and $500 for each teleconference Board of Directors meeting attended and $500 for each committee meeting attended either in person or by telephone. In addition, each outside Director is annually granted options to purchase 5,000 shares of the Company's stock under the Matrix Service Company 1995 Nonemployee Directors' Stock Option Plan.

Executive Officers of the Company

        George L. Austin, age 33, has served as Vice President Financing Planning & Reporting since April 1999. Mr. Austin previously served as Vice President of Finance for Flint Energy Construction Company from February 1994 to March 1999. Mr. Austin was an Audit Manager with Ernst & Young LLP. Mr. Austin has a Bachelor of Science Degree from Oklahoma State University. Mr. Austin is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants and the Financial Executives Institute.

        Rick W. Cherf, age 42, has served as Vice President of Construction Services since March 1999. Mr. Cherf is responsible for the overall performance of the Construction Services group and is part of the executive management team of the Company. During his eight year tenure at Colt Construction Company he has served as Project Manager to Vice President. He has been involved with major capital projects and plant maintenance turnarounds internationally. His past employers include Dillingham Corporation, Enserch Corporation and Ebasco. Mr. Cherf has a Bachelor of Science Degree in Construction Technology and a Bachelor of Arts Degree in Business Administration, Labor Relations from the University of Washington. Mr. Cherf serves as a board member of the ABC Industrial Contractor's Council.

        Vance R. Davis, age 39, has served as Vice President of Eastern Operations for the Company since June 1997. Mr. Davis served as Regional Manager from June 1994 to June 1997. Mr. Davis has served as a Project Manager and Operations Manager for the Houston Region from April 1988 to June 1994. Prior to joining the Company, Mr. Davis worked in various capacities for Pasadena Erectors, Advance Tank & Construction Company, Kamyr Installations, Graver Tank & Manufacturing and Tank Service, Inc.

        John S. Newmeister, age, 51, has served as Vice President of Tank Construction for the Company since November 1998 and previously as Vice President of Marketing and of Operations. Prior to working for the Company, Mr. Newmeister worked for Pitt-Des Moines, Inc. for 24 years holding numerous positions, including President of Hydrostorage, Inc. Mr. Newmeister holds a Bachelor of Science Degree in Civil Engineering from University of Iowa.

        Bradley J. Rinehart, age 35, has served as Vice President of Operations Tank Maintenance & Repair Division for the Company since May 1997; Regional Manager - Michigan Region from April 1991 to April 1997; Operations Manager - Michigan Region from January 1990 to March 1991; Project Manager - Michigan Region from January 1988 to December 1989. Mr. Rinehart holds a Bachelor of Science Degree in Construction Science from the University of Oklahoma.

        Martin L. Rinehart, age 62, is a founder of the Company and currently serves as Marketing/Alliance Coordinator for the Company. Mr. Rinehart has served as President and Chief Executive Officer of the Company from February 1998 to March 1999 and Vice President of Operations of the Company from its inception to June 1992. Mr. Rinehart served as Assistant to the President of a subsidiary, Matrix Service, Inc. from June 1992 until February 1998. Prior to working for the Company, Mr. Rinehart served as Executive Vice President of Tank Service, Inc. from 1980 to 1984. Mr. Rinehart holds a Bachelor of Science Degree in Civil Engineering from the University of Colorado as well as a Bachelor of Science Degree in Business Administration.

        Glen W. Rogers, age 49, has served as Vice President of Products, Technical & Support Services for the Company since June 1997. Mr. Rogers served as Vice President of Operations for the Company from October 1993 to May 1997. From March 1992 to October 1993, Mr. Rogers served as Vice President of Construction managing a $23 million dollar grass roots terminal project in Cushing, Oklahoma for Matrix Service, Inc. Previous to working for the Company, Mr. Rogers was an Engineering Manager for Williams Pipeline Company from October 1984 to March 1992. Mr. Rogers worked for Edeco, Inc. from March 1979 to October 1984 serving as Senior Project Engineer. Mr. Rogers holds a Bachelor of Science Degree in Civil Engineering from Kansas State University. Mr. Rogers is a member of the American Society of Civil Engineering and the National Society of Professional Engineers.

                            EXECUTIVE COMPENSATION

        The following table summarizes certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Chief Executive Officers and each of the Company's four other most highly compensated executive officers (the "Named Officers"):

                                                    SUMMARY COMPENSATION TABLE

                                             Annual Compensation                       Long-Term Compensation
                               --------------------------------------------------------------------------------------
                                                                                      Awards               Payouts
                                                                              ---------------------------------------
                                                                   Other                                  Long-Term
                                                                  Annual      Restricted    Securities    Incentive    All other
Name and                       Fiscal                          Compensation     Stock       Underlying     Payout     Compensation
Principal Position              Year   Salary ($)  Bonus ($)      ($) (1)      Award(s)    Options/SARs      ($)          ($)
----------------------------------------------------------------------------------------------------------------------------------
Bradley S. Vetal (2) (4)        1999    181,651     89,000                                   185,000
Chairman of Board,              1998    169,610          -          N/A          N/A          10,000          N/A         N/A
President and                   1997    169,753     25,000                                         -
Chief Executive Officer

Martin L. Rinehart (2)          1999    124,813          -                                    60,000
Interim President and           1998     90,291          -          N/A          N/A          60,000          N/A         N/A
Chief Executive Officer         1997    116,155      7,000                                         -

Glen W. Rogers                  1999    122,651     47,096                                    10,000
Vice President Technical        1998    117,513          -          N/A          N/A               -          N/A         N/A
Support & Product Services      1997    117,399      8,500                                    10,000

Bradley J. Rinehart             1999    113,143     52,683                                    10,000
Vice President Tank             1998    105,450          -          N/A          N/A               -          N/A         N/A
Maintenance & Repair -          1997     78,887      8,000                                    10,000
Non Union

David L. Buset  (3)             1999    126,969     36,300                                    25,000
Vice President Plant            1998          -          -          N/A          N/A               -          N/A         N/A
Maintenance                     1997          -          -                                         -

Vance R. Davis                  1999    107,965     43,298                                    10,000
Vice President Tank             1998    105,110          -          N/A          N/A          10,000          N/A         N/A
Maintenance & Repair -          1997     94,887      4,500                                         -
Union

    (1) During each of the three years ended May 31, 1997, 1998 and 1999, perquisites for each individual named in the Summary Compensation Table aggregated less than 10% of the total annual salary and bonus reported for such individual in the Summary Compensation Table, or $50,000, if lower. Accordingly, no such amounts are included in the Summary Compensation Table.

    (2) Mr. Martin Rinehart retired in February 1999, at which time Mr. Vetal was appointed by the Board of Directors to replace him.

    (3) Mr. Buset was hired in May 1998. Mr. Buset has subsequently resigned his position as Vice President of Plant Services in July 1999 and presently serves as a consultant to the Company.

    (4) The bonus paid to Mr. Vetal in fiscal year 1999 was the result of his performance as Vice President-Tank Division. No bonus was awarded to Mr. Vetal for his role as President and Chief Executive Officer, a position he assumed in March 1999.

Stock Option Grants During Fiscal 1999

          The following table sets forth information with respect to grants of stock options to purchase Common Stock pursuant to the Company's 1990 and 1991 Stock Option Plans to the Named Officers identified in the Summary Compensation Table above. No stock appreciation rights ("SARs)" were granted during fiscal 1999 or were outstanding at May 31, 1999.

                         OPTION GRANTS IN FISCAL 1999

                                 Individual Grants (1)
-------------------------------------------------------------------------------------
                                                  % of
                            Number of         Total Options                                 Potential/Realizable Value at
                        Shares Underlying        Granted        Exercise                    Assumed Annual Rates of Stock
                          Stock Options       to Employees       Price     Expiration    Price Appreciation of Option Term (5)
Name                       Granted (#)       In Fiscal 1999    ($/Share)      Date              5% ($)            10% ($)
------------------------------------------------------------------------------------------------------------------------------
Bradley S. Vetal           185,000                20.93             (3)        (3)             435,000           1,120,000
Martin L. Rinehart          60,000  (2)            6.79           4.38     10-15-2008          135,000             370,000
Glen W. Rogers              10,000                 1.13           4.38     10-15-2008           22,000              62,000
Bradley J. Rinehart         10,000                 1.13           4.38     10-15-2008           22,000              62,000
David L. Buset              25,000                 2.83             (4)        (4)              61,000             158,000
Vance R. Davis              10,000                 1.13           4.38     10-15-2008           22,000              62,000

   (1) Options granted during the year ended May 31, 1999 vest equally over five years of service and expire ten years from date of grant. The exercise price gives effect to the repricing discussed below under "Option Repricing".

   (2) Options will vest quarterly over 1 year of service and expire 10 years from date of grant.

   (3) Options for Mr. Vetal in fiscal 1999 were granted at exercise prices of $3.78 (as to 150,000 shares) and $4.38 (as to 35,000 shares) with expiration dates of March 16, 2009 and October 15, 2008, respectively.

   (4) Options for Mr. Buset were granted at exercise prices of $4.00 (as to 17,000 shares) and $4.38 (as to 8,000 shares) with expiration dates of January 15, 2009 and October 15, 2008, respectively. Upon Mr. Buset's resignation in July 1999, 17,000 shares at an exercise price of $4.00 were cancelled.

   (5) An appreciation in stock price is required for optionees to receive any gain. A stock price appreciation of zero percent would render the options without value to the optionees. The Securities and Exchange Commission requires disclosures of the potential realizable value or present value of each grant. The disclosure assumes the options will be held for the full ten-year term prior to exercise. Such options may be exercised prior to the end of such ten-year term. The actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that appreciation, if any, in the stock price will occur at the rates shown in the table.

Option Repricing

          On October 15, 1998, the Board of Directors of the Company cancelled certain outstanding options at the election of the optionees under the 1990 and 1991 Stock Option Plans and granted new options to all such optionees. The new options were for the same number of shares and upon the same terms of expiration and vesting as the cancelled options, except that the exercise price for the new options was $4.38 per share, the market value of the Common Stock on October 15, 1998 and the vesting and expiration terms started over on October 15, 1998. In effect, therefore, the Board of Directors reduced the exercise prices at the time of cancellation ranging from $6.25 per share to $7.00 per share. A total of 571,700 options granted to over 71 employees under the 1990 and 1991 Stock Option Plans were repriced by the October 15, 1998 action.

        The Board of Directors took such action in the belief that it was appropriate in order to attract and retain the qualified personnel desired to operate the Company. The Company had been transitioning through a restructuring which included the shut down of Midwest in the 3rd quarter of 1998, as well as the poor performance of the municipal water division in 1998 and 1999 which ultimately led to the sale of Brown and the shutdown of SLT. These actions, along with the overall softness in the petroleum industry over this same time frame had resulted in a precipitous decline in the market price of the Company's Common Stock so that all of the repriced options were significantly "underwater." Since the Board of Directors believes that the incentives offered by stock options are important to employee morale and retention, after careful consideration of the challenges and opportunities facing the Company, the Board of Directors made the good faith judgement that it was in the best interests of the Company and its stockholders to lower the exercise price of outstanding options, thus restoring the opportunity for employees to receive value in the near term.

                                REPRICING TABLE

                         Number of Shares                                New Exercise          Option Term
                            Underlying           Exercise Price of          Price of           Remaining at
        Name             Repriced Options        Terminated Options      Repriced Options     Repricing Date
        ----             ----------------        ------------------      ----------------     --------------
Brad S. Vetal                  35,000                   (1)                    4.38               (1)
Martin L. Rinehart             60,000                  7.00                    4.38            9.5 years
Glen W. Rogers                 10,000                  6.88                    4.38            8.2 years
Bradley J. Rinehart            10,000                  6.88                    4.38            8.2 years
David L. Buset                  8,000                  7.00                    4.38            9.5 years
Vance R. Davis                 10,000                  7.00                    4.38            9.5 years

(1) The exercise prices of terminated options for Mr. Vetal were $7.00 for 10,000 shares and $6.25 for 25,000 shares. The option terms remaining at reprice date for Mr. Vetal were 9.5 years for 10,000 shares and 7.5 years for 25,000 shares.

Option Exercises and Holdings

        The following table sets forth information with respect to the Named Officers identified in the Summary Compensation Table concerning the exercise of stock options and the value of unexercised options held as of the end of fiscal year 1999.

                                          AGGREGATED STOCK OPTION EXERCISES IN YEAR ENDING MAY 31, 1999
                                                        AND OPTION VALUES AT MAY 31, 1999
                                                                 Number of Shares                      Value of Unexercised
                                                        Underlying Unexercised Options at           In-the-Money Stock Options
                                                                 May 31, 1999 (#)                    at May 31, 1999  (1) ($)
                                                   --------------------------------------------------------------------------------
                                            Value
                      Shares Acquired     Realized
        Name          On Exercise (#)        ($)         Exercisable        Unexercisable      Exercisable       Unexercisable
 ----------------------------------------------------------------------------------------------------------------------------------
Bradley S. Vetal             -                -             20,001              190,714         18,581  (2)         32,850  (2)
Martin L. Rinehart           -                -             49,286               33,214              -  (3)              -  (3)
Glen W. Rogers               -                -             15,429               12,571              -  (4)              -  (4)
Bradley J. Rinehart          -                -             12,750               12,000         18,200  (5)            750  (5)
David L. Buset               -                -                  -               25,000              -  (6)              -  (6)
Vance R. Davis               -                -              8,400                1,200            900  (7)              -  (7)

(1) Value was calculated by subtracting the applicable exercise price from the fair market value of the Company's Common Stock on May 28, 1999, which was $4.00 (last trading day of fiscal year) based on the average of the high and low sales price of the Common Stock on May 28, 1999 on the Nasdaq National Market, multiplied by the number of shares underlying the unexercised options.

(2) Mr. Vetal holds options to purchase 2,250 shares at an exercise price of $0.67, 3,465 shares at an exercise price of $0.80, and 14,286 shares at an exercise price of $5.63 that were exercisable in fiscal 1999. Mr. Vetal also holds options to purchase 150,000 shares at an exercise price of $3.78, 35,000 shares at an exercise price of $4.38, and 5,714 shares at an exercise price of $5.63 at May 31, 1999.

(3) Mr. Martin Rinehart holds options to purchase 30,000 shares at an exercise price of $4.38 and 19,286 shares at an exercise price of $5.63 that were exercisable in fiscal 1999. Mr. Martin Rinehart also holds options to purchase 30,000 shares at an exercise price of $4.38 and 3,214 shares at an exercise price of $5.63 at May 31, 1999.

(4) Mr. Rogers holds options to purchase 15,429 shares at an exercise price of $5.63 that were exercisable in fiscal 1999. Mr. Rogers also holds options to purchase 10,000 shares at an exercise price of $4.38 and 2,571 shares at an exercise price of $5.63 at May 31, 1999.

(5) Mr. Bradley Rinehart holds options to purchase 4,750 shares at an exercise price of $0.80 and 8,000 shares at an exercise price of $3.63 that were exercisable in fiscal 1999. Mr. Bradley Rinehart also holds options to purchase 2,000 shares at an exercise price of $3.63 and 10,000 shares at an exercise price of $4.38 at May 31, 1999.

(6) Mr. Buset holds options to purchase 17,000 shares at an exercise price of $4.00 and 8,000 shares at an exercise price of $4.38 at May 31, 1999.

(7) Mr. Davis holds options to purchase 2,400 shares at an exercise price of $3.63 and 6,000 shares at an exercise price of $5.63 that were exercisable in fiscal 1999. Mr. Davis also holds options to purchase 1,200 shares at an exercise price of $3.63 and 10,000 shares at an exercise price of $4.38 at May 31, 1999.

                               PERFORMANCE GRAPH

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                         AMONG MATRIX SERVICE COMPANY,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE S & P ENGINEERING & CONSTRUCTION INDEX


                                             Cumulative Total Return
                                  ----------------------------------------
                                  5/94   5/95   5/96   5/97   5/98    5/99
MATRIX SERVICE COMPANY             100     54     77    111    100      52
NASDAQ STOCK MARKET (U.S.)         100    119    173    195    247     347
S & P ENGINEERING & CONSTRUCTION   100     89    117    106    102      74

     .$100 INVESTED ON 6/31/94 STOCK OR INDEX*
      INCLUDING REINVESTMENT OF DIVIDENDS.
      FISCAL YEAR ENDING MAY 31,


*$100 invested on May 31, 1994 in the Company's Common Stock. Includes reinvesting of dividends, where applicable. The Company's fiscal year ends May 31.

          The performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

          There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as the future stock performance.

Report of the Compensation Committee of the Board of Directors

          The Compensation Committee ("Committee") of the Board of Directors of the Company currently consists of Hugh E. Bradley, Robert A. Peterson, and John
S. Zink, all of whom are independent directors who are not employees and who qualify as disinterested persons for purposes of Rule 16b-3 adopted under the Securities Exchange Act of 1934. The Committee is responsible for evaluating the performance of the Chief Executive Officer and the Chief Financial Officer ("Named Executive Officers"), determining the compensation for these two Named Executive Officers of the Company and administering the Company's stock option plan under which grants may be made to employees of the Company. The Committee has furnished the following report on executive compensation for the fiscal year ending May 31, 1999.

          The annual compensation package of the Named Executive Officers primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii) variable performance awards payable in cash and tied to the individual's and the Company's performance against pre-established financial measures and (iii) long-term stock-based incentive awards which strengthen the relationship between the interests of the Named Executive Officers and the interests of the Company's stockholders.

          In determining the level and composition of compensation for each of the Company's Named Executive Officers, the Committee takes into account various qualitative and quantitative indicators of each officer's performance. The Committee's objectives in determining compensation are to allow the Company to attract, motivate and retain the executive personnel necessary for the Company's success and to provide an executive compensation program comparable to that offered by the companies with which the Company competes for such management personnel. Although no specific target has been established, the Committee generally seeks to set salaries at the medium of the range in comparison to peer group companies. In setting such salaries, the Compensation Committee considers its peer group to be certain companies with market capitalizations similar to that of the Company. Such peer group does not necessarily include the companies comprising the Standard and Poor's Engineering and Construction Index reflected in the performance graph in this Proxy Statement, which is the industry categorization the Company has been placed in by its market makers. In evaluating the performance of the Company's Named Executive Officers, the Committee takes into consideration such factors as revenue and earnings targets, improved safety performance through reduced rates of recordable injuries of the Company as well as the achievement of specific qualitative goals by the individual relating to the particular officer's area of responsibility.

          Base compensation is established through negotiation between the Company and the Named Executive Officer at the time the executive is hired, or named to the executive position, and then subsequently (in general annually) when such officer's base compensation is subject to review or reconsideration. Base salaries after the initial year will be determined by the Compensation Committee after review of the officer's performance. In establishing or reviewing base compensation levels for each Named Executive Officer, the Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility, and compensation levels of other companies at a comparable stage of development to compete with the Company for business and executive talents. No predetermined weights are given to any such factors. The salaries for each of the Named Executive Officers in fiscal year 1999 were set taking into account these factors in accordance with the Company's general compensation policy discussed above.

        In addition to each Named Executive Officer's base compensation, the Committee may award cash bonuses and/or grant awards under the Company's Stock Option Plan to Named Executive Officers depending on the extent to which certain defined personal and corporate performance goals are achieved. Such corporate performance goals include revenue and earnings targets of the Company, as discussed above.

        The Chief Executive Officer's compensation is the responsibility of the Compensation Committee. Based upon the Compensation Committee's assessment of Mr. Rinehart's and then Mr. Vetal's ability to effectively lead the Company into the future as determined by his past performance and experience with the Company's business and markets, the Compensation Committee determined that Mr. Rinehart's compensation package would consist of the following: (i) annual base salary of $125,000, (ii) annual bonus target of $125,000 based upon the Company achieving specific earnings, and (iii) a Stock Option Agreement granting Mr. Rinehart an option to purchase 60,000 shares of Common Stock over a one year period beginning March 1998 under the Company's 1991 Stock Option Plan at an exercise price of $7.00 per share (the market value of the Common Stock on the date of grant). On October 15, 1998, the exercise price was repriced to $4.375 per share with vesting over a one-year period beginning October, 1998.

        Mr. Rinehart stepped down as Chief Executive Officer and a Director in March, 1999 and Mr. Vetal was appointed by the Board of Directors to replace Mr. Rinehart as Chief Executive Officer and subsequently elected to the Board of Directors. Mr. Vetal's compensation package would consist of the following (i) annual base salary of $210,000, (ii) annual bonus target of 0 - 70% of salary based upon the Company achieving specific financial targets, and (iii) a Stock Option Agreement granting Mr. Vetal an option to purchase 150,000 shares of Common Stock over a five year period beginning March 16, 2000 under the Company's 1990 Stock Option Plan at an exercise price of $3.78 per share. (the market value of the Common Stock on the date of grant).

        Equity incentives are not limited to executive officers. Grants of stock options are made to management and staff of the Company in amounts determined by the Compensation Committee. The amounts of such grants are determined based on the individual employee's position with the Company and his or her potential ability to beneficially impact the performance of the Company. By giving management and staff a stake in the financial performance of the Company, the Compensation Committee's goal is to provide incentives to these employees of the Company to enhance the financial performance of the Company and, thus, stockholder value.

        All salaried employees of the Company, including Named Executive Officers, are eligible to receive long-term stock based incentive awards under the Company's Stock Option Plan as a means of providing such individuals with a continuing proprietary interest in the Company. Such grants further the mutual interests of the Company's employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. The Company's Stock Option Plan enhances the Company's ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted includes the employee's position in the Company, his or her performance and responsibilities, the number of options, if any, currently held, and the vesting schedule of any such options. While the Committee does not adhere to any firmly established formulas or schedules for the issuance of options, the Committee will generally tailor the terms of any such grant to achievement of its goal as a long-term incentive award by providing for a vesting schedule encompassing several years as opposed to tying the vesting dates to particular corporate or personal milestones.

        The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                    Compensation Committee

                         Hugh E. Bradley
                         Robert A. Peterson
                         John S. Zink

Certain Transactions

Mr. Robert Peterson, a director, is the Chief Executive Officer of Melton Truck Lines, Inc., a transportation company that has provided trucking services to Matrix Service Company. During fiscal year 1999, Melton Truck Lines, Inc. billed Matrix Service Company $111,995 and Matrix Service Company is current on its open account obligations, which are the same terms as all other Melton Truck Lines' customers.

Compliance with Section 16(a)

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4 and 5) of the Common Stock with the Securities and Exchange Commission (the "SEC") and the NASDAQ Stock Market. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all such forms that they file.

        To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and on written representations by certain reporting persons, the Section 16(a) filing requirements were satisfied by the Company's directors, officers and ten percent stockholders, except for four transactions for the granting or repricing of options by Bradley S. Vetal, Martin L. Rinehart, Michael J. Hall and George L. Austin not timely reported on Form 4.

PROPOSAL NUMBER 2: Amendment to the Company's 1990 and 1991 Stock Option Plans

Proposed Amendment

The Company proposes that the expiration date of the 1990 Plan (as defined below) and the 1991 Plan (as defined below) be extended to October 25, 2005.

Background

                       1990 Incentive Stock Option Plan

        In 1989, the Company adopted the Matrix Environmental Company 1989 Incentive Stock Option Plan (the "ISO Plan"). The ISO Plan was designed to provide additional incentives for officers and other key employees of the Company to promote the success of the business and to enhance the

Company's ability to attract and retain the services of qualified persons. The ISO Plan was amended in July 1990 by the Company's Board of Directors and shareholders to increase the number of options that could be granted thereunder from 450,000 to 900,000 and to change the name of the ISO Plan to the Matrix Service Company 1990 Incentive Stock Option Plan (the "1990 Plan"). The 1990 Plan was registered with the SEC on January 30, 1991.

        The 1990 Plan is administered by the Compensation Committee of the Board of Directors. No member of the Committee is eligible to participate in the 1990 Plan. The 1990 Plan authorizes the Compensation Committee to grant to key employees selected by it incentive stock options and stock appreciation rights ("SARs"). No grants may be made after December 31, 1999. As of May 31, 1999, approximately 611,000 incentive stock options had been granted (net of options cancelled) under the 1990 Plan to 101 persons, with an average exercise price of $5.80. Approximately 396,000 of the granted options had been exercised and approximately 215,000 of the granted options remain outstanding with expiration dates that range from December 1999 to March 2009.

        Approximately 289,000 additional incentive stock options or SARs are available for grant under the 1990 Plan, and additional stock options may become available as the result of the expiration, lapse, termination or cancellation of outstanding incentive stock options prior to their exercise.

                       1991 Incentive Stock Option Plan

        The Company's 1991 Stock Option Plan (the "1991 Plan") was adopted by the Board of Directors of the Company on May 17, 1991 and approved by the Company's stockholders on October 24, 1991. The purpose of the 1991 Plan is to provide long-term incentives to selected officers and key employees to contribute to the future success and prosperity of the Company. At the October 1992 Annual Meeting of Stockholders, the Company's stockholders approved an amendment increasing the number of shares of Common Stock that may be issued under the plan from 350,000 to 700,000. In April 1993 the Company's Board of Directors approved an amendment increasing such number to 770,000. At the November 1994 Annual Meeting of Stockholders, the Company's Stockholders approved an amendment increasing the number of shares of common stock that may be issued under the Plan from 770,000 to 970,000. At the October 1997 Annual Meeting of Stockholders, the Company's stockholders approved an amendment increasing the number of shares that may be issued under the Plan from 970,000 to 1,320,000. The 1991 Plan was initially registered with the SEC on November 12, 1993, with an additional registration on June 12, 1998.

        The 1991 Plan authorizes the Compensation Committee to grant incentive stock options ("ISOs") to the Company's key employees and nonqualified stock options ("NQOs") to key employees and nonemployees who are elected for the first time as directors of the Company after January 1, 1991 ("outside directors"). No grants may be made after December 31, 2000. As of May 31, 1999, approximately 1,280,000 incentive stock options had been granted (net of options cancelled) under the 1991 Plan to 435 persons, with an average exercise price of $7.43. Approximately 233,000 of the granted options had been exercised and approximately 1,047,000 of the granted options remained outstanding with expiration dates that range from November 2002 to April 2009.

        Approximately 40,000 additional incentive stock options are available for grant under the 1991 Plan and additional stock options may become available as a result of the expiration lapse, termination or cancellation of outstanding incentive stock options prior to their exercise.

Summary of the 1990 and 1991 Plans

        Set forth below is a summary of the material terms of the 1990 and 1991 Plans. This summary is qualified in its entirety by reference to the full text of the 1990 and 1991 Plans, as proposed to be amended, which is attached as Exhibits A and B to this Proxy Statement.

General

        The 1990 and 1991 Plans are administered by the Compensation Committee of the Board of Directors. The Compensation Committee selects the key employees to whom options are granted, the time at which options are granted and expire, and the number of shares of Common Stock which may be purchased upon the exercise of options.

        ISOs and NQOs enable optionees to purchase shares of Common Stock at the option price. The option price per share may not be less than the fair market value of the Common Stock at the time the option is granted. In order to purchase the shares, a participant must pay the full option price to the Company. The purchase price may be paid in any combination of cash or stock of the Company, including stock previously acquired under the same option or in accordance with the cashless exchange procedure under Regulation T of the Federal Reserve Board. ISOs granted under the 1990 and 1991 Plans are intended to qualify under Section 422 of the Internal Revenue Code (the "Code").

        Options may be granted under the 1990 and 1991 Plans with durations of no more than ten years from the date of grant, but, in any event, may expire sooner if, in the case of employee optionees, the optionee's employment terminates. Any shares, as to which an option expires, lapses unexercised, or is terminated or canceled may be subject to a new option.

        Options granted under the 1990 and 1991 Plans are not transferable except by will or the laws of intestate succession. Upon an optionee's death, options are exercisable by the optionee's legal representative or beneficiary for up to three months.

Federal Income Tax Consequences

        Under current federal tax law, a participant who is granted an ISO does not recognize any taxable income at the time of grant or at the time of exercise. Likewise, the Company is not entitled to any deduction at the time of grant or at the time of exercise. When an ISO is exercised, the difference between the fair market value of the shares on the exercise date and the exercise price is an item of tax adjustment which may cause the participant to be subject to the alternative minimum tax. When the shares of Common Stock acquired upon exercise of an ISO are sold, the participant will recognize a capital gain or loss equal to the difference between the sale price and the exercise price, provided the participant has held the stock for the longer of two years from the date of grant or one year from the date of exercise. If an optionee makes a "disposition" of the stock received upon exercise of an ISO prior to meeting the holding periods described above, the gain on the disposition will be treated as ordinary income to the extent of the excess of the fair market value on the date of exercise over the exercise price. The balance of the gain, if any, realized upon such a disposition generally will be treated as capital gain. The Company will be entitled to a deduction in the year of disposition only to the extent of the amount of gain, if any, that is taxable to the optionee as ordinary income. If the amount realized at the time of the disposition is less than the option price, the optionee will not be required to treat any amount as ordinary income provided the disposition is a type that would give rise to a recognizable loss, and in such event the loss will be treated as a long-term or short-term capital loss depending on the holding period of the shares.

        A participant who is granted a NQO does not recognize taxable income at the time of grant, but does recognize taxable income at the time of exercise equal to the difference between the fair market value of the shares on the exercise date and the exercise price of the shares, and the Company is entitled to a corresponding compensation expense deduction. When the shares acquired upon exercise of a NQO are sold, the participant will recognize a capital gain or loss equal to the difference between the sale price and the fair market value at the time of exercise; and in such event the gain, if any, will be treated as long-term, mid-term or short-term capital gain, depending on the holding period of the shares. Any loss will be treated as long-term or short-term capital loss, depending on the holding period of the shares.

Amendment

        The Board of Directors may amend the 1990 and 1991 Plans at any time but may not, without stockholder approval, adopt any amendment which would materially increase the maximum number of options that may be granted or the number of shares that may be issued upon the exercise of options granted under the 1990 and 1991 Plans, unless the increase results from a stock dividend, stock split or other change in the capital stock of the Company, or materially modify the eligibility requirements of the 1990 and 1991 Plans.

Vote Required

        The affirmative vote of holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required to approve the amendment to the 1990 and 1991 Plans. For purposes of determining whether the requisite approval has been received, abstentions are treated as "no" votes while broker non-votes are disregarded. The Board of Directors recommends a vote "For" approval of the amendment to the 1990 and 1991 Plans extending the date to which grants may be made to coincide with that of the 1995 Nonemployee Directors' Stock Option Plan which is October 25, 2005.


                   PROPOSAL NUMBER 3: Selection of Auditors

        The Board of Directors has reappointed the firm of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending May 31, 2000, subject to ratification by the Company's stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting. Ernst & Young LLP has served as auditors for the Company since 1984.

        The affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the independent accountants for fiscal 2000.

The Board of Directors recommends a vote "For" ratification of Ernst & Young's appointment.

                           Proposals of Stockholders

        A proposal of a stockholder intended to be presented at the next annual meeting of stockholders must be received at the Company's principal executive offices no later than May 31, 2000, if the proposal is to be considered for inclusion in the Company's proxy statement relating to such meeting.

                             Financial Information

        A copy of the Company's Annual Report on Form 10-K, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to Michael J. Hall, Vice President-Finance, Matrix Service Company, 10701 East Ute Street, Tulsa, Oklahoma 74116.

                                 Other Matters

        The cost of solicitation of these proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and regular employees of the Company may solicit proxies by telecopy, telephone, and personal interview.

                                     By Order of the Board of Directors



                                     Michael J. Hall

September 17, 1999
Tulsa, Oklahoma

                                                                       EXHIBIT A

                            MATRIX SERVICE COMPANY

                       1990 INCENTIVE STOCK OPTION PLAN,

                                  AS AMENDED

1. Purpose

        The Matrix Service Company 1990 Incentive Stock Option Plan (the "Plan") is intended to provide a means whereby key employees of Matrix Service Company, a Delaware corporation (together with any "parent" or "subsidiary" as defined in Section 425 of the Code (as hereinafter defined), the "Company"), may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to key employees ("Optionees") the option (the "Option") to purchase shares of Common Stock, par value $0.01 per share (the "Stock"), of Matrix Service Company, on the terms set forth below. It is intended that Options granted under the Plan will qualify as "incentive stock options" as defined under Section 422A of the Internal Revenue code of 1986, as amended (the "Code"). No stock options other than incentive stock options may be granted under the Plan.

2. Administration and Interpretations

        The Plan shall be administered by the Board of Directors of the Company or such committee of members of the Board as the Board may appoint (the "Committee"); however, if the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934 (" 1934 Act"), the members of the Committee shall be "disinterested persons" within the meaning of paragraph (d)(3) of Rule 16b-3, adopted by the Securities and Exchange Commission under the 1934 Act, as such Rule or its equivalent is then in effect. Committee members may resign at any time by delivering written notice to the Board of Directors. Vacancies in the Committee, however caused, shall be filled by the Board of Directors. The Committee shall have sole authority to select the persons who are to be granted Options from among those eligible hereunder and to establish the number of shares which may be issued under each Option, The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. The Committee shall act by a majority of its members in office and the Committee may act either by vote at a telephonic or other meeting or 'by a memorandum or other written instrument signed by all of the members of the Committee. All decisions made by the Committee in selecting the persons to whom Options shall be granted, in establishing the number of shares which may be issued under each Option and in construing the provisions of the Plan shall be final. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

        The day-to-day administration of the Plan may be carried out by such officers and employees of the Company as shall be designated from time to time by the Committee. Members of the Committee shall not receive compensation for their services as members, but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons, and the Committee, the Board, the Company and the officers and employees of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. The interpretation and construction by the Committee of any provisions of the Plan or of any grant under the Plan and any determination by the Committee under any provision of the Plan or any such grant shall be final and conclusive for all purposes. Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law. The members of the Committee shall be named as insureds under any directors and officers liability insurance coverage that may be in effect from time to time.

3.   Eligibility of Optionee

          (a) Options may be granted only to individuals who are key employees (including officers who are also key employees) of the Company at the time the Option is granted. Options may be granted to the same individual on more than one occasion. In no event shall any employee or his legal representatives, heirs, legatees, distributees or successors have any right to participate in the Plan except to such extent, if any, as the Committee shall determine.

          (b) No employee shall be eligible to receive any Option if, on the Grant Date, such employee owns (including ownership through the attribution provisions of Section 425 of the Code), in excess of ten percent (10%) of the outstanding voting stock of the Company (or of its parent or subsidiary as defined in Section 425 of the Code) unless the following two conditions are met:

               (i) the option price for the shares of Stock subject to the Option is at least 1 10% of the fair market value of the shares of Stock on the date the Option is granted (the "Grant Date"); and

               (ii) the Option Agreement (defined below) provides that the term of the Option does not exceed ten years.

          (c) No employee shall be eligible to receive Options under this Plan (and all other option plans of the Company) that are exercisable for the first time by such Optionee in any calendar year with respect to stock with an aggregate fair market value (determined at the Grant Date) in excess of $100,000.

4.   Shares Subject to the Plan

          The aggregate number of shares of Stock which may be issued under Options granted under the Plan shall not exceed 900,000 shares. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding options at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares which may be issued under Options granted under the Plan shall be subject to adjustment as provided in Paragraph VIII hereof. Exercise of an Option in any manner, or cancellation of an Option as provided in Paragraph V hereof, shall result in a decrease in the number of shares of Stock which may thereafter be available for purposes of the Plan by the number of shares as to which the Option is exercised or cancelled.

5. Option Agreements

        Each Option shall be evidenced by a written agreement (an "Option Agreement") executed by the Optionee and an authorized officer of the Company, which shall contain such terms, conditions and restrictions, and may be exercisable at such times and for such periods, as may be approved by the Committee; provided, however, that no Option may be exercised to any extent after, and every Option shall expire no later than, the tenth anniversary of the Grant Date. Options that are granted shall be evidenced by Option Agreements in the form approved by the Board. The terms, conditions and restrictions of separate Option Agreements need not be identical. Specifically, an Option Agreement (i) may provide for the cancellation at any time by the Company in its sole discretion of the right to purchase all or part of the shares under the Option in return for a payment in cash or shares of Stock or a combination of cash and shares of Stock equal in value to the excess (if any) of the fair market value of the shares with respect to which the right to purchase is cancelled over the option price therefor, i.e., the "spread," and/or (ii) may provide that upon exercise of the Option, such exercise may be treated by the Company as a cancellation of the Option with respect to those shares by the payment to the Optionee of the spread, all on such terms and conditions as the Committee in its sole discretion may prescribe. Moreover, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a fair market value equal to such option price.

        The purchase price per share of Stock issued under each Option $hall be determined by the Committee and shall not be less than the fair market value of a share of Stock on the Grant Date. For purposes of the Plan and any Option Agreement, the determination of the fair market value of a share of Stock on any particular date shall be made in good faith by the Committee and such determination shall be binding for all purposes.

        The Committee may accelerate the exercisability of any Option in its sole discretion and also may modify an outstanding Option, including reducing the exercise price of the Option, or cancel an outstanding Option in exchange for the grant of a new Option with such terms and conditions that are in accordance with the Plan at the time of such grant; provided that any Option, as so amended, or any such new Option, will qualify as an incentive stock option under Section 422A of the Code,

6. Exercise of Options

        During the lifetime of the Optionee, only the Optionee (or if incapacitated, his duly authorized representative) may exercise an Option granted to him, or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion-becomes unexercisable pursuant to Paragraph V or the Option Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

        At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof expires or becomes unexercisable pursuant to Paragraph V or the Option Agreement, such exercisable Option or exercisable portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee may, in the Option Agreement, require any partial exercise to be made with respect to a specified minimum number of shares.

        An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company of all of the following prior to the time when such Option becomes unexercisable:

        (a) notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion thereof is exercised;

        (b) full payment of the option price (in cash or by check, bank draft or money order payable to the Company for the shares of Stock with respect to which such Option or portion thereof is thereby exercised, together with payment or arrangement for payment of any federal, state or other tax required to be withheld by the Company with respect to such exercise;

        (c) such representations and documents as the Committee reasonably deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal, state or foreign securities laws or regulations; the Committee, in its absolute discretion, also may take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

        (d) in the event that the Option or portion thereof shall be exercised pursuant to this Paragraph VI by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

7. Transferability of Options and Stock

        No Option or interest or right therein shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law or by judgment, levy, attachment, garnishment or any other legal or equitable proceeding (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Paragraph shall prevent transfers by will or by the applicable laws of descent and distribution.

        The Committee, in its absolute discretion, may impose such restrictions on the transferability of the shares of Stock purchasable upon the exercise of an Option as it deems appropriate, including without limitation (i) the right to exercise a right of first refusal in the event of an offer to purchase the Stock from the Optionee or any transferee of the Optionee, (ii) the right of the Company to repurchase the shares of Stock from the Optionee or any transferee of the Optionee and (iii) the right to require an escrow of the certificates evidencing the shares of Stock. Any such restriction shall be set forth or incorporated by reference in the respective Option Agreement and may be referred to on the certificates evidencing such Stock.

8. Recapitalization, Reorganization or Change in Control

        (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board of Directors or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issuance of debt or equity securities senior to or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

        (b) The shares with respect to which Options may he granted are shares of Stock as presently constituted, but if, and whenever, prior to the termination of the Plan or the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the remaining shares of Stock available under the Plan and the number of shares of Stock with respect to which any Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share under an outstanding Option shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share under an outstanding Option shall be proportionately increased.

        (c) Except as may otherwise be expressly provided in the Plan, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

        (d) If the Company effects a recapitalization or otherwise materially changes its capital structure (both of the foregoing are herein referred to as a "Fundamental Change"), then thereafter upon any exercise of an Option theretofore granted the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Stock as to which such Option was then exercisable.

        (e) If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) the Company sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary), (iii) any person or entity (including a "group" as contemplated by Section 13(d)(3) of the 1934 Act) after the date hereof acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Stock, (iv) the Company is to be dissolved and liquidated, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event in clauses (i) through (v) above is referred to herein as a "Corporate Change"), then, effective as of a date selected by the Committee, which date shall be (a) in the event of the occurrence of a Corporate Change specified in clause (i),
    (ii) or (iv) above, no later than a date determined by the Committee to be far enough in advance of the date of such Corporate Change to permit each Optionee to exercise such Optionee's Option to purchase shares of Stock and participate therewith in such Corporate Change or (b) in the event of the occurrence of a Corporate Change specified in clause (iii) or (v) above, no later than thirty days after such Corporate Change, the Committee (which for purposes of the Corporate Changes described in (iii) and (v) above shall be either the Committee as constituted prior to the occurrence of such Corporate Change or, if no Committee had been appointed, the Board of Director as constituted prior to the occurrence of such Corporate Change) acting in its sole discretion without the consent or approval of any Optionee, shall effect one or more of the following alternatives or combination of alternatives with respect to all outstanding Options (which alternatives may be made conditional on the occurrence of any of the Corporate Changes specified in clause (i) through (v) above and which may vary among individual Optionees): (1) in the case of a Corporate Change specified in clauses (i), (ii) or (iv), accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate, (2) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for their then remaining term or (3) require the mandatory surrender to the Company of outstanding Options held by such Optionees (irrespective or whether such Options are then exercisable under the provisions of the Plan) as of a date, before or not later than sixty days after such Corporate Change, specified by the Committee, and in such event the Committee shall thereupon cancel such Options and the Company shall pay to each Optionee an amount of cash equal to the excess of the fair market value of the aggregate shares of Stock subject to such Option, determined as of the date such Corporate Change is effective, over the aggregate exercise price of the options covering such shares; provided, however, the Committee shall not select an alternative (unless consented to by the Optionee) such that, if an Optionee exercised his accelerated Option pursuant to alternative I or 2 and participated in a transaction specified in clause (i), (ii) or (iv) or received cash pursuant to alternative 3, the alternative would result in the Optionee's owing any money by virtue of operation of Section 16(b) of the 1934 Act. If all such alternatives have such a result, the Committee shall take such action, which is hereby authorized, to put such Optionees in as close to the same position as such Optionee would have been in had alternative 1, 2 or 3 been selected but without resulting in any payment by such Optionee pursuant to Section 16(b) of the 1934 Act. Notwithstanding the foregoing, (1) with the consent of the Optionee, the Committee may in lieu of the foregoing make such provision with respect to any Corporate Change as it deems appropriate, and (II) in the event that a Corporate Change described in clauses (i), (ii) or (iii) occurs, but such Corporate Change does not result in any effective change in ownership or control of the Company, the Committee shall make such adjustments in the designation and number of unpurchased shares subject to this Plan, the number of shares subject to Options outstanding under this Plan, the exercise price specified in Options outstanding under the Plan, and such other terms and provisions of the Options outstanding under this Plan as the Committee may determine to be appropriate and equitable.

        (f) Any adjustment provided for above shall be subject to any shareholder action required by applicable Delaware corporate law.

9. Optionee Rights limited

        Nothing in this Plan or in any Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without just cause.

        The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

10. Amendment or Termination of the Plan

        The Board of Directors in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee.- and provided, further, that the Board of Directors or the Committee may not make any alterations or amendment which would materially increase the benefits accruing to Optionees under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of employees eligible to receive Options under the Plan or extend the term of the Plan, without the approval of the holders of a majority of the outstanding shares of each class of capital stock of the Company voting or acting separately as a class.

11. Term of Plan

        The Plan shall be effective upon the date specified by the Board of Directors in its adoption of the Plan. Except with respect to Options then outstanding, if not sooner terminated under the other provisions hereof, the Plan shall terminate upon and no further Options shall be granted after October 25, 2005. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any subsidiary to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

12. Effective Date

        The Plan was initially adopted as the Matrix Environmental Company 1989 Incentive Stock Option Plan by the Board of Directors of Matrix Environmental Company on November 29, 1989. On September 4, 1990, the Board of Directors of Matrix Service Company approved an amendment to the Plan renaming it the Matrix Service Company 1990 Incentive Stock Option Plan and increasing the number of shares of common stock which may be issued under the Plan from 300,000 shares to 900,000 shares.

                                                                       EXHIBIT B



                            MATRIX SERVICE COMPANY

                       1991 INCENTIVE STOCK OPTION PLAN,
                                  AS AMENDED

1.   Purpose

        The purpose of the Matrix Service Company 1991 Stock Option Plan, as amended, (the "Plan"), is to enhance the ability of Matrix Service Company (the "Company") and its Subsidiaries (as defined below) to attract and retain individuals possessing superior managerial talent to serve as employees of the Company and its Subsidiaries, and to provide long-term incentives to such persons to contribute to the future success and prosperity of the Company and its Subsidiaries. Accordingly, under the Plan the Company may grant to key employees options ("Options") to purchase shares of the Company's common stock, par value $.01 per share ("Common Stock"). Options granted under the Plan may be either (i) incentive stock options ("ISOs") which are qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to grants to key employees, or (ii) nonqualified stock options ("Nonqualified Options"), with respect to grants to key employees.

        For purposes of the Plan, a "Subsidiary" shall be any corporation in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of all classes of stock in such corporation.

2.   Administration and Interpretation

              A. Administration. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee may prescribe, amend and rescind rules and regulations for administration of the Plan and shall have full power and authority to construe and interpret the Plan. The Committee may correct any defect or any omission or reconcile any inconsistency in the Plan or in any grant made under the Plan in the manner and to the extent it shall deem desirable.

              Committee members shall be appointed by and shall serve at the pleasure of the Board. All members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 of the General Rules and Regulations of the Securities Exchange Act of 1934 (the "1934 Act"). The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting, or the acts of a majority of the members evidenced in writing, shall be the acts of the Committee. Members of the Committee may, in the discretion of the Board, receive compensation for their services as members, and all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company.

        The day-to-day administration of the Plan may be carried out by such officers and employees of the Company or its Subsidiaries as shall be designated from time to time by the Committee. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons, and the Committee, the Company and the officers and employees of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons.

        The Committee shall have the authority to make all decisions concerning Options granted under the Plan, including without limitation the selection of the persons to whom Options are granted, the number of shares of Common Stock subject to each Option and the terms and conditions of each Option, to construe the terms and provisions of the Plan and the option agreements ("Agreements") under which Options are granted, and to adopt, from time to time, such rules and regulations, not inconsistent with the terms of the Plan, as it may deem advisable to carry out the Plan. All decisions by the Committee shall be final. The effective date of an Option, as determined by the Committee, is referred to herein as the "Grant Date."

        B. Interpretation. The interpretation and construction by the Committee of any provisions of the Plan or of any grant under the Plan and any determination by the Committee under any provision of the Plan or any such grant shall be final and conclusive for all purposes.

        C. Limitation on Liability. Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law and the articles of incorporation of the Company. The members of the Committee, if appointed, shall be named as insureds under any directors and officers liability insurance coverage that may be in effect from time to time.

3.   Shares Subject to Grants Under the Plan

        The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 1,320,000 shares of Common Stock. Such shares may consist of authorized but unissued shares of Common Stock or previously issued shares of Common Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan and the outstanding Options. The number of shares of Common Stock which are available for Options under the Plan shall be decreased by each exercise of an Option, and to the extent that such Option lapses the shares theretofore subject to such Option may again be subject to other Options granted under the Plan. If any Option, in whole or in part, expires or terminates unexercised or is canceled or forfeited, the shares theretofore subject to such Option may be subject to another Option granted under the Plan. The aggregate number of shares which may be issued under Options granted under the Plan shall be subject to adjustment as provided in Section 6 hereof.

4.   Eligibility

        The individuals who shall be eligible to receive Options under the Plan shall be such key employees as the Committee from time to time shall determine. In granting Options, the Committee shall take into consideration the contribution an individual has made or may make to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other employees of the Company and its Subsidiaries with regard to these matters. In no event shall any individual or his legal representatives, heirs, legatees, distributees or successors have any right to participate in the Plan except to such extent, if any, as the Committee shall determine.

     Options may be granted under the Plan from time to time in substitution for stock options, restricted stock or other stock-based compensation granted by other corporations where, as a result of a merger or consolidation of such other corporation with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of such other corporation, or the acquisition by the Company or a subsidiary of stock of, or other beneficial ownership interest in, such other corporation, the individuals who held such other stock options, restricted stock or other stock-based compensation become eligible to receive Options under the Plan.

5.   Grants and Terms of Options

        A. Grants of Options. Grants of Options under the Plan shall be for such number of shares of Common Stock and shall be subject to such terms and conditions as the Committee shall designate.

        B. Terms of Options. Each grant of an Option shall be evidenced by an Agreement executed by the recipient of the Option (the "Optionee") and an authorized officer of the Company. Each Agreement shall be in a form approved by the Committee, shall comply with and be subject to the terms and conditions of the Plan and may contain such other provisions, consistent with the terms and conditions of the Plan, as the Committee shall deem advisable. References herein to an Agreement shall include, to the extent applicable, any amendment to the Agreement and any interpretation or construction thereof by the Committee pursuant to this Plan.

               (1) Exercise of Options. Options shall not be exercisable prior to the date six months following the Grant Date. In addition, the Committee may include in each Agreement a provision stating that the Option granted therein may not be exercised in whole or in part for an additional period of time specified in such Agreement, and may further limit the exercisability of the Option in such manner as the Committee deems appropriate. Except as provided herein or as so specified in the Agreement or in a resolution of the Committee, any Option may be exercised in whole at any time or in part from time to time during its term. The Committee may, in its discretion, at any time and from time to time accelerate the exercisability of all or part of any Option. An Optionee may exercise an Option by providing written notice to the Company at any time or from time to time during the period such Option is exercisable and by satisfying such other conditions as are set forth in the Agreement relating to the Option including, without limitation, satisfying the requirements for tax withholding with respect to such exercise.

               (2) Payment of Option Exercise Price. Upon exercise of an Option, the full price per share (the "Exercise Price") for the shares with respect to which the Option is being exercised shall be payable to the Company (i) in cash or by check payable and acceptable to the Company or (ii) subject to the approval of the Committee, (a) by tendering to the Company shares of Common Stock owned by the Optionee having an aggregate market Value Per Share (as defined below) as of the date of exercise and tender that is not greater than the Exercise Price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Exercise Price as provided in (i) above; provided, however, that the Committee may, upon confirming that the Optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise, and return to the Optionee (or not require surrender of) the certificate for the shares being tendered upon the exercise; or (b) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price; provided that in the event the Optionee chooses to pay the Option exercise as provided in (ii)(b) above, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

               (3) Number of Shares. Each Agreement shall state the total number of shares of Common Stock that is subject to the Option, which number shall be subject to adjustment pursuant to Section 6.

               (4) Exercise Price. The Exercise Price for each option shall be fixed by the Committee on the Grant Date. The Exercise Price shall be the market Value per Share on the Grant Date, but in no event less than the par value of the Common Stock. The Exercise Price shall be subject to adjustment pursuant to Section 6.

               (5) Term. The term of each Option shall be determined by the Committee at the Grant Date; provided, however, that each Option shall expire no later than ten years from the Grant Date (such date, as determined by the Committee or provided for herein, being referred to hereafter as the "Expiration Time").

               (6) Market Value Per Share. "Market Value Per Share" shall be determined as of any particular date by any fair and reasonable means determined by the Committee.

               (7)  Termination of Employment; Death of an Outside Director.

                        (a) If the employment of an employee Optionee is terminated for any reason other than a Qualified Termination (defined below), the Option granted to such Optionee shall automatically expire simultaneously with such termination. In the event of termination of an employee Optionee's employment due to death, retirement on or after reaching age 65 (or if prior to age 65, with the consent of the Committee), permanent disability (as determined under the standards of the Company's long-term disability program) or termination by the Company for any reason other than "cause" (each of such four events being a "Qualified Termination"), the Option may be exercised by the Optionee (or his estate, personal representative or beneficiary at any time within the three-month period commencing on the day next following such Qualified Termination (or within the next succeeding three months if the Optionee dies or becomes disabled within the three-month period following a Qualified Termination relating to other than the Optionee's death or disability) to the full extent that the Optionee was entitled to exercise the same on the day immediately prior to such Qualified Termination. For purposes of this clause, "cause" shall mean:

                        (i) final conviction of the Optionee of a felony under the laws of the United States or any state thereof which results or was intended to result directly or indirectly in gain or personal enrichment by the Optionee at the expense of the Company.

                        (ii) participation by the Optionee as an employee, officer or principal shareholder in any business engaged in activities in direct competition with the Company without the consent of the Company; or

                        (iii) gross and willful inattention to Optionee's duties as an employee for a continuous period of three months other than due to Optionee's total physical disability, or other cause reasonably beyond the control of Employee, which inattention to duty has a material adverse effect on the Company.

                        (b) In the event of the death of an Optionee that is an outside director, the Option may be exercised by the Optionee's estate, personal representative or beneficiary at any time within the three- month period commencing on the day next following such Optionee's death to the full extent that the Optionee was entitled to exercise the same on the day immediately prior to his death.

                        (c) The Committee may, in its discretion, (i) accelerate the exercisability of all or part of an Option that is not otherwise exercisable or (ii) provide that an Option shall remain outstanding and be exercisable following termination of employment (or other specified events in the case of nonemployees) on such other terms and conditions as the Committee shall approve.

                    (8) Special Terms Applicable to Incentive Stock Options. ISOs may be granted only to individuals who are key employees of the Company at the time the ISO is granted. ISOs may be granted to the same individual on more than one occasion, but in no event shall an ISO be granted after October 25, 2005.

                    No employee shall be eligible to receive an ISO if, on the Grant Date, such employee owns (including ownership through the attribution provisions of Section 424 of the code) in excess of 10% of the outstanding voting stock of the Company (or of its parent or subsidiary as defined in Section 424 of the code) unless the following two conditions are met:

               (i) the option price for the shares of Common Stock subject to the ISO is at least 110% of the fair market value of the shares of Common Stock on the Grant Date; and

               (ii) the Agreement provides that the term of the ISO does not exceed five years.

                    No employee shall be eligible to receive ISOs (under this Plan and all other option Plans of the Company, its parent and subsidiary corporations) that are exercisable for the first time in any calendar year with respect to stock with an aggregate fair market value (determined at the Grant
Date) in excess of $100,000. Notwithstanding any provision to the contrary in any Agreement pursuant to which Options are granted, options which are intended to be ISOs and would otherwise qualify as ISOs but for the requirement set forth in the preceding sentence, shall be treated as ISOs to the extent allowed under such requirement and the balance of such Options shall be traded as Nonqualified Options and their validity shall not be affected in any way whatsoever.

6.   Recapitalization or Reorganization

        A. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

        B. The shares with respect to which Options may be granted are shares of Common Stock as presently constituted. If, and whenever, prior to the termination of the Plan or the expiration of an outstanding Option, the Company shall effect a subdivision of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the remaining shares of Common Stock available under the Plan and the number of shares of Common Stock with respect to which outstanding Options may thereafter be exercised shall be proportionately increased, and the Exercise price under outstanding Options shall be proportionately reduced. If, and whenever, prior to the termination of the Plan or the expiration of an outstanding Option, the Company shall effect a consolidation of shares of Common Stock, the remaining shares of Common Stock available under the Plan and the number of shares of Common Stock with respect to which any outstanding Option may thereafter be exercised shall be proportionately reduced, and the Exercise price under the outstanding Options shall be proportionately increased.

        C. Except as may otherwise be expressly provided in the Plan, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock available under the Plan or subject to Options theretofore granted or the Exercise Price per share.

        D. If the Company effects a recapitalization or otherwise materially changes its capital structure (both of the foregoing are herein referred to as a "Fundamental Change"), then thereafter upon any exercise of an Option theretofore granted, the holder shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock that would have been received the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Common Stock.

        E. Any adjustment provided for above shall be subject to any required shareholder action.

7.   Recipient's Agreement

        If, in the opinion of counsel for the Company, at the time of the exercise of any Option it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, for the individual exercising the option to agree to hold any shares issued to the individual for investment and without intention to resell or distribute the same and for the individual to agree to dispose of such shares only in compliance with such laws and regulations, the individual shall be required, upon the request of the Company, to execute and deliver to the Company a further agreement to such effect.

8.   Miscellaneous

        A. No Employment Contract. Nothing contained in the Plan shall be construed as conferring upon any employee the right to continue in the employ of the Company or any Subsidiary.

        B. Employment with Subsidiaries. Employment by the Company for the purpose of this Plan shall be deemed to include employment by, and to continue during any period in which an employee is in the employment of, any Subsidiary.

        C. No Rights as a Shareholder. A person granted an Option under the Plan shall have no rights as a shareholder with respect to shares covered by such person's Option until the date of the issuance of shares to the person upon the exercise of the Option. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

        D. No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action that is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect the Plan or any option granted under the Plan. No person that receives, or is eligible to receive, Options under the Plan shall have any claim against the Company or any Subsidiary as a result of any such action.

        E. Non-assignability. Neither a person that receives Options under the Plan nor such person's beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such person's or beneficiary's Options received under the Plan except by will or the laws of intestate succession; and to the extent any such option received under the Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the Agreement evidencing such option.

        F. Governing Law; Construction. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Delaware without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provision of the Plan.

        G. Amendment and Termination. The Committee may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan and any grants of Options hereunder; provided, however, that no such action of the Committee may, without the approval of the shareholders of the Company, alter the provisions of the Plan so as to (A) materially increase the maximum number of shares of Common Stock that may be issued upon the exercise of Options granted under the Plan (except as provided in Section 6) or (B) materially modify the requirements relating to eligibility to receive Options under the Plan. The Plan shall terminate on October 25, 2005, and no options shall be awarded after such date.

        H. Preemption by Applicable Laws and Regulations. Anything in the Plan or any Agreement to the Contrary notwithstanding, if, at any time specified herein or therein for the making of any determination or the taking of any action, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require the Company to take any additional action not otherwise required by the Plan or an Agreement in connection with any such determination or action, the making of such determination or the taking of such action, as the case may be, shall be deferred until such additional action shall have been taken.

        I. Effective Date. The Plan was initially adopted by the Board of Directors of the Company on May 14, 1991, and approved by the Company's stockholders on October 24, 1991, effective as of May 14, 1991. On August 13, 1992 the Board of Directors approved an amendment to the Plan increasing the number of shares of Common Stock which may be issued under the Plan from 350,000 shares to 700,000 shares, and the stockholders of the Company approved this increase at the annual meeting on October 30, 1992. The Board authorized a further amendment to the Plan on April 20, 1993, increasing the number of shares of Common Stock under the Plan to 770,000 shares. As this increase was not deemed a "material increase" pursuant to Section 8, no stockholder approval was required. On July 27, 1994 the Board authorized an amendment to the Plan to increase the number of shares of Common Stock issuable under the Plan to 970,000 shares and the stockholders of the Company approved this increase at the Annual Meeting on November 3, 1994. On August 29, 1997, the Board authorized an amendment to the Plan to increase the number of shares of common stock issuable under the Plan from 970,000 shares to 1,320,000 shares, and the stockholders of the Company approved this increase at the Annual Meeting on October 29, 1997.

PROXY                                                                      PROXY

                            MATRIX SERVICE COMPANY

                                CUSIP 57685310

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints BRADLEY S. VETAL, MICHAEL J. HALL, and each or either of them, lawful attorneys and proxies of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of Matrix Service Company (herein the "Company") to be held at Bank One, First National Tower, The Board Room, 41st Floor, 15 East Fifth Street, Tulsa, Oklahoma, on the 27th day of October, 1999 at 10:00 a.m., Central Standard time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereat, as specified herein, the number of shares the undersigned would be entitled to vote if personally present.

In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
-----------------------------------------------------------------------------
ENVELOPE.
--------

Every properly signed proxy will be voted in accordance with the specification made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, & 3. All prior proxies are hereby revoked.

PROPOSAL 1:                   ELECTION OF DIRECTORS         INSTRUCTION: To withhold authority to vote for any individual
FOR all nominees (except      WITHHOLD AUTHORITY            nominee strike a line through the nominee's name in the list below).
as marked to the contrary)    to vote for all nominees
                              listed to the right           Hugh E. Bradley, Michael J. Hall, Robert A. Peterson, Bradley S. Vetal,
                                                            John S. Zink

                                                            If authority to vote FOR any nominee is not withheld, this proxy will be voted for such nominee.
                                                            -----------------------------------------------------------------------
          [_]                       [_]

PROPOSAL 2: TO CONSIDER AND VOTE UPON A PROPOSAL TO
AMEND THE COMPANY'S 1990 AND 1991 STOCK OPTION PLANS.
                                                                                     Shares ownership Label
FOR            AGAINST        ABSTAIN
[_]              [_]            [_]

PROPOSAL 3: TO RATIFY THE APPOINTMENT OF ERNST & YOUNG
                                                            -----------------------------------------------------------------------
LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR          (Please sign exactly as name appears hereon. When signing as attorney,
THE FISCAL YEAR 2000                                        executor, administrator, trustee, guardian, etc., give full title as such.  For joint accounts, each joint owner should sign.)

                                                            This Proxy will also be voted in accordance with the discretion of the proxies or proxy or any other business. Receipt is hereby acknowledged
FOR            AGAINST        ABSTAIN                       of the Notice of Annual Meeting and Proxy Statement of the Company dated
[_]              [_]            [_]                         September 17, 1999.

                                                            Signature___________________________________________________________

                                                            Signature if held jointly___________________________________________
"NOTE" SUCH OTHER BUSINESS AS MAY PROPERLY COME
BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF               Date________________________________________________________________